Exhibit 99.1

FORTIS INC.

DIRECTOR EQUITY PLAN
Effective January 1, 2024

Article 1
PREAMBLE AND DEFINITIONS

1.1	Title

The Plan herein described shall be called the “Director Equity Plan”, and is referred to herein as the “Plan”.

1.2	Purposes of the Plan

The purposes of the Plan are to:

(a)	attract and retain the services of the most qualified individuals to serve on the Board; and

(b)	promote a greater alignment of interests between Directors and shareholders of the Corporation.

1.3	Definitions

In the Plan, the following terms have the respective meanings set out below and grammatical variations of such terms have corresponding meanings:

“Administrator” means such administrator, including any administrative agent or trustee, as may be appointed by the Corporation and identified to Members from time to time to assist in the administration of the Plan in accordance with Section 9.1, which administrator may be the Corporation or any of its subsidiaries acting for the benefit of Members.

“Blackout Period” means a period when a Member is prohibited from trading in the Corporation’s securities pursuant to applicable securities laws or the Corporation’s written policies then in effect.

“Board” means the board of directors of the Corporation.

“Business Day” means any day, other than a Saturday, Sunday or statutory or civic holiday in the Provinces of Ontario or Newfoundland and Labrador.

“Canadian Dollars” means the lawful currency of Canada.

“Canadian Taxpayer” means a Member who is a resident of Canada for purposes of the Tax Act and any applicable income tax treaty.

“Cash Retainer” means the cash retainer payable by the Corporation to a Director in a financial year for service on the Board and for acting as the chair of the Board or of one or more committees of the Board, which amount shall be determined from time to time by the Board and set forth in or calculated pursuant to the Compensation Policy, but excludes other fees (including, without limitation, any Equity Component Compensation or Discretionary Grant), and in the case of a U.S. Taxpayer, for purposes of the Plan, will be denominated in U.S. Dollars.

“Cash Component Election Notice” has the meaning ascribed thereto in Section 6.1(a), the form of which is attached hereto as Schedule A.

“Change of Control” means, subject to Section 10.1(e), in respect of the Corporation, the occurrence of any one or more of the following events:

(a)	the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or combination of persons acting jointly or in concert with each other, of Voting Securities representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Voting Securities;

(b)	the sale, lease, exchange or other disposition, in a single transaction or a series of related transactions, of assets, rights or properties of the Corporation and/or any of its subsidiaries which have an aggregate book value greater than 50% of the book value of the assets, rights and properties of the Corporation and its subsidiaries on a consolidated basis to any other person, other than a disposition to a wholly owned subsidiary in the course of a reorganization of the assets of the Corporation and its subsidiaries;

(c)	the adoption of a resolution to wind-up, dissolve or liquidate the Corporation;

(d)	as a result of or in connection with: (i) a contested election of directors of the Corporation; or (ii) a consolidation, merger, amalgamation, arrangement or other reorganization or acquisition involving the Corporation or any of its affiliates and another corporation or other entity, the nominees named in the most recent management information circular of the Corporation for election to the Board shall not constitute a majority of the Board; or

(e)	the Board adopts a resolution to the effect that a change of control of the Corporation has occurred or is imminent.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means the Governance and Sustainability Committee of the Board, or such other committee of the Board as the Board may, from time to time, determine to be appropriate.

“Common Share Account” has the meaning ascribed thereto in Section 5.5(a).

“Common Shares” means the common shares of the Corporation and such other shares as may be substituted therefore as a result of amendments to the articles of the Corporation, a reorganization of the Corporation or otherwise.

“Corporate Secretary” means the Corporate Secretary of the Corporation.

“Corporation” means Fortis Inc. and any successor corporation whether by arrangement, amalgamation, merger or otherwise.

“Deferred Share Unit” means a notional unit evidenced by an entry on the books of the Corporation which represents the right of a Member, at their election, subject to the terms and conditions of the Plan, to receive a cash payment in accordance with the terms and conditions of the Plan following the Member’s Termination Date.

“Deferred Share Unit Account” has the meaning ascribed thereto in Section 4.2.

“Director” means, for purposes of the Plan, a non-employee director of the Corporation.

“Director Compensation Policy” means, as applicable, the non-employee director compensation policy of the Corporation approved by the Board, as in effect from time to time.

“Director Share Ownership Target” means the aggregate minimum share ownership obligations of Directors from time to time as determined by the Board and set forth in the Director Compensation Policy. For greater certainty, references in the Plan to the satisfaction of the Director Share Ownership Target by a Member refers to the satisfaction in full of such obligations applicable a particular Member, and not any intermediate or annual threshold that such Member may be required to satisfy during the grace period provided in the Director Compensation Policy during which a Member works towards meeting the Director Share Ownership Target applicable to them.

“Discretionary Grant” has the meaning ascribed thereto in Section 3.3.

“Effective Date” has the meaning ascribed thereto in Section 2.1.

“Electing Member” means an Eligible Member who has delivered a valid Optional Election which continues in force and has not been terminated or superseded.

“Election Percentage” means the percentage of an Eligible Member’s Equity Component Compensation in respect of which such Eligible Member is permitted to make an Optional Election at the relevant time, as determined pursuant to the Director Compensation Policy.

“Eligible Member” means a Member who receives Equity Component Compensation at a time when such Member satisfies the Director Share Ownership Target applicable to such Member.

“Equity Component Compensation” means the equity component of a Director’s compensation in a financial year for service on the Board or for acting as the Chair of the Board or of one or more committees of the Board, if any, as determined from time to time by resolution of the Board and set forth in or calculated pursuant to the Director Compensation Policy denominated in Canadian Dollars which, in the case of a U.S. Taxpayer, will be converted to U.S. Dollars from Canadian Dollars using the Exchange Rate.

“Exchange Rate” means, as of a relevant date, the daily average rate of exchange of the Bank of Canada for converting Canadian Dollars to U.S. Dollars, or vice versa as the circumstances require, or if on such date a daily average rate of exchange of the Bank of Canada is not available, the applicable daily average rate of exchange of the Bank of Canada on the immediately preceding day on which such exchange rate is available or the equivalent exchange rate published by such other source as may be determined by the Committee, acting in good faith.

“Extended Settlement Election Deadline” means the day prior to the first day on which a U.S. Taxpayer provides services to the Corporation in respect of which compensation is payable by the Corporation, which in the case of the Directors serving on the Effective Date, means the day prior to the Effective Date or, in the case of a Director who is subject to Section 10.1(g), December 15 in the year in which such Director becomes a Member.

“Initial Cash Component Election Deadline” means the day prior to the first day on which a Member provides services to the Corporation in respect of which compensation is payable by the Corporation, which in the case of the Directors serving on the Effective Date, means the day prior to the Effective Date or, in the case of a Director who is subject to Section 10.1(g), December 15 in the year in which such Director becomes a Member.

“Market Price” means, at any date in respect of a Common Share, alternatively: (x) the TSX Market Price; (y) solely in the case of Members who are U.S. Taxpayers, the NYSE Market Price; or (z) in the event that the Common Shares are not listed and posted for trading on any stock exchange, the Market Price shall be the fair market value of such Common Shares in Canadian Dollars as determined by the Board in their sole discretion acting in good faith, and in the case of Members who are U.S. Taxpayers, shall mean such Market Price converted into U.S. Dollars using the Exchange Rate.

“Member” means a Director who becomes a participant in the Plan in accordance with Section 2.2 for so long as such individual (or, where the Member has died, their estate) has entitlements pursuant to the Plan.

“Member’s Termination Date” has the meaning ascribed thereto in Section 8.1.

“Non-U.S. Taxpayer” means any Member who is not a U.S. Taxpayer at the relevant time; provided, however, that a Non-U.S. Taxpayer will be treated as a U.S. Taxpayer with respect to any grants made to such Member pursuant to the Plan while such Member was a U.S. Taxpayer.

“Non-US Taxpayer Redemption Notice” has the meaning ascribed thereto in Section 8.2, the form of which is attached hereto as Schedule B.

“NYSE” means the New York Stock Exchange or any successor thereto.

“NYSE Market Price” means the volume-weighted average trading price of the Common Shares determined by dividing the total value of the Common Shares traded on the NYSE during the last five Trading Days immediately preceding the relevant date by the total volume of the Common Shares traded on the NYSE during such five Trading Days (or, if the Common Shares are not then listed and posted for trading on the NYSE, shall be the TSX Market Price converted into U.S. Dollars using the Exchange Rate).

“Optional Election” means an election by an Eligible Member to receive the Election Percentage of Equity Component Compensation in cash or Common Shares, subject to the terms and conditions of the Plan.

“Optional Election Deadline” means, for Members who will constitute Eligible Members on January 1 of the coming year, December 15 of the current year.

“Optional Election Notice” has the meaning ascribed thereto in Section 3.1(b).

“Outside Date” has the meaning ascribed thereto in Section 10.1(f).

“Pricing Date” means:

(a)	for purposes of Section 3.1(a), Section 3.1(b) and Section 3.2, the date that is five trading days prior to the Quarterly Grant Date or, to the extent that such date occurs during a Blackout Period, the sixth Business Day following the expiration of such Blackout Period;

(b)	in the case of any Discretionary Grant made pursuant to Section 3.3, the effective date of such Discretionary Grant or, to the extent that such date occurs during a Blackout Period, the sixth Business Day following the expiration of such Blackout Period;

(c)	in the case of any dividend which accrues on Deferred Share Units pursuant to Section 4.4, the applicable dividend payment date or, to the extent that the dividend payment date occurs during a Blackout Period, the sixth Business Day following the expiration of such Blackout Period; and

(d)	in connection with the calculation of the number of Common Shares deliverable pursuant to Section 5.4, as applicable, the date that is five trading days prior to the Quarterly Grant Date or, to the extent that such date occurs during a Blackout Period, the sixth Business Day following the expiration of such Blackout Period.

“Quarterly Equity Compensation Amount” has the meaning ascribed thereto in Section 3.1(a).

“Quarterly Grant Date” means January 1, April 1, July 1 and October 1 of each year.

“Quarterly Optional Election Amount” has the meaning ascribed thereto in Section 3.1(a).

“Section 409A” means Section 409A of the Code.

“Securities Act” has the meaning ascribed thereto in Section 9.7.

“Separation from Service” has the meaning ascribed thereto in Section 8.3(a).

“Stock Exchange” means the TSX and/or the NYSE, as the circumstances require, or if the Common Shares are not listed or posted for trading on either such stock exchange at a particular date, any other stock exchange on which the Common Shares are then listed and posted for trading.

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as amended from time to time.

“Trading Day” means any date on which the applicable Stock Exchange is open for the trading of the Common Shares.

“TSX” means the Toronto Stock Exchange or any successor thereto.

“TSX Market Price” means the volume-weighted average trading price of the Common Shares determined by dividing the total value of the Common Shares traded on the TSX during the last five Trading Days immediately preceding the relevant date by the total volume of the Common Shares traded on the TSX during such five Trading Days (or, if the Common Shares are not then listed and posted for trading on the TSX, shall be the NYSE Market Price converted into Canadian Dollars using the Exchange Rate).

“U.S. Dollars” means the lawful currency of the United States of America.

“U.S. Taxpayer” means any Member who is a citizen or permanent resident of the United States, or is otherwise subject to taxation by the United States on a net basis.

“U.S. Taxpayer Extended Settlement Election” means an election by a Member who is a U.S. Taxpayer to receive payment in respect of such Member’s Deferred Share Units on the schedule set forth in Section 8.3(b) rather than in accordance with Section 8.3(a).

“U.S. Taxpayer Extended Settlement Election Notice” has the meaning ascribed thereto in Section 7.1(a).

“Voting Securities” means the Common Shares and any other shares entitled to vote for the election of directors of the Corporation and shall include any security, whether or not issued by the Corporation, which are not shares entitled to vote for the election of directors of the Corporation but are convertible into or exercisable or exchangeable for shares which are entitled to vote for the election of directors of the Corporation including any options or rights to purchase such shares or securities.

1.4	Schedules

The following Schedules are attached to and form part of the Plan:

Schedule A	–	Cash Component Election Notice

Schedule B	–	Non-U.S. Taxpayer Redemption Notice

Schedule C	–	Optional Election Notice

Schedule D	–	U.S. Taxpayer Extended Settlement Election Notice

1.5	Governing Law

The Plan shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Newfoundland and Labrador and the federal laws of Canada applicable therein. The participation of a Member in the Plan shall be construed as acceptance of the terms and conditions of the Plan by such Member and as the Member’s agreement to be bound by the terms and conditions of the Plan.

1.6	Severability

If any provision of the Plan is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, all other provisions of the Plan shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

1.7	Construction

In the Plan, unless otherwise expressly stated or the context otherwise requires:

(a)	the terms “Plan”, “the Plan”, “hereto”, “hereof”, “herein”, “hereby”, “hereunder” and similar expressions refer to the Plan in its entirety and not to any particular provision hereof;

(b)	references to an “Article”, “Section” or “Schedule” followed by a number or letter refer to the specified Article or Section of or Schedule to the Plan;

(c)	the division of the Plan into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of the Plan;

(d)	words importing the singular number only shall include the plural and vice versa and words importing the use of any gender shall include all genders;

(e)	the word “including” is deemed to mean “including without limitation”;

(f)	if any action may be taken within, or any right or obligation is to expire at the end of, a period of days under the Plan, then the first day of the period is not counted, but the day of its expiry is counted;

(g)	whenever any payment is required to be made, action is required to be taken or period of time is to expire on a day other than a Business Day, such payment shall be made, action shall be taken or period shall expire on the next following Business Day and, in the case of any such payment, such day shall also be a business day in the jurisdiction where the relevant Member ordinarily resides;

(h)	whenever the Board is to exercise discretion in the administration of the terms and conditions of the Plan, the term “discretion” means the sole and absolute discretion of the Board or, if applicable, any other person to whom the Board has delegated the relevant authority; and

(i)	all dollar amounts refer to Canadian Dollars, except where otherwise noted.

Article 2
Establishment and Operation

2.1	Eligibility

The Corporation is establishing the Plan for Directors effective as of January 1, 2024 (the “Effective Date”).

2.2	Participation

Each Director shall become a Member of the Plan upon the occurrence of any of the following:

(a)	the Board making a grant of Equity Component Compensation to such Director pursuant to Section 3.1;

(b)	the Director electing to receive their Cash Retainer in Deferred Share Units by filing a voluntary Cash Component Election Notice in accordance with Section 3.2; or

(c)	the Board making a Discretionary Grant to such Director pursuant to Section 3.3,

and where a Director automatically becomes a Member pursuant to Section 2.2(a) or Section 2.2(c), such Director shall be deemed to be a Member as of the first date on which the Board determines to make a grant to such Director, without further or other formality, and the provisions of the Plan shall apply to such Member and their Deferred Share Units as if the Member had elected to become a Member pursuant to Section 2.2(b).

2.3	No Additional Rights

Nothing herein contained shall be deemed to give any person the right to be retained as a Director of the Corporation or of any subsidiary of the Corporation or as an employee of the Corporation or of any subsidiary of the Corporation, or the claim or right to any future grants of cash, Deferred Share Units or Common Shares. Following a Member’s Termination Date, such Member shall have only the rights to receive: (a) payment on redemption of their outstanding Deferred Share Units and any dividends accruing on unredeemed Deferred Share Units pursuant to the terms and conditions of the Plan; and (b) any accrued and unpaid entitlement to cash or Common Shares as a result of an Optional Election.

2.4	U.S. Taxpayer Status

Each Director appointed to the Board for the first time shall notify the Corporation whether such individual is or is not a U.S. Taxpayer at such time. A Member shall, by notice in writing to the Corporation, promptly notify the Corporation if, after commencement of their participation in the Plan, they: (a) cease to be a U.S. Taxpayer; or (b) become a U.S. Taxpayer. Any notice of a change in taxpayer residence delivered to the Corporation pursuant to this Section 2.4 shall be effective from the date of delivery thereof and shall not have retroactive effect. For greater certainty, each and every calculation of: (i) the Deferred Share Units allocated to a Member, including upon payment of any dividend pursuant to Section 4.4; (ii) the amount payable to a Member pursuant to Article 8; and (iii) the cash or Common Shares payable or deliverable to an Electing Member who has made an Optional Election to receive their Quarterly Optional Election Amount in cash or Common Shares, shall be calculated in U.S. Dollars using the NYSE Market Price only if the applicable Member has provided notice to the Corporation pursuant to this Section 2.4, which notice has not been revoked, that such Member is a U.S. Taxpayer.

Article 3
GRANTS

3.1	Equity Component Compensation

(a)            One quarter of the amount constituting the Equity Component Compensation for the applicable financial year of the Corporation payable to a Member (the “Quarterly Equity Compensation Amount”) shall be credited in Deferred Share Units to such Member’s Deferred Share Unit Account quarterly on each of the Quarterly Grant Dates of the applicable financial year, unless and only to the extent that such Member is an Electing Member with a valid outstanding Optional Election, in which case such Electing Member will receive Common Shares or cash in respect of the portion of such Electing Member’s Quarterly Equity Compensation Amount obtained by multiplying such Member’s Quarterly Equity Compensation Amount by the Election Percentage (the “Quarterly Optional Election Amount”) in accordance with Section 3.1(b). For greater certainty, any portion of an Electing Member’s Quarterly Equity Compensation Amount which does not constitute the Quarterly Optional Election Amount shall be credited in Deferred Share Units pursuant to this Section 3.1(a). Deferred Share Units granted in respect of the Quarterly Equity Compensation Amount are credited in respect of the quarter that includes the Quarterly Grant Date.

(b)           Each Eligible Member may make an Optional Election at any time on or before the Optional Election Deadline by filing a written notice of election in the form of Schedule C hereto (the “Optional Election Notice”) with the Corporate Secretary electing to receive either (x) cash or (y) Common Shares in respect of all, but not part, of such Eligible Member’s Quarterly Optional Election Amount in respect of Quarterly Grant Dates following the next Optional Election Deadline, with such cash or Common Shares in each case payable pursuant to Article 5. An Optional Election in place on the Optional Election Deadline for a year survives for that year until validly replaced or terminated in accordance with the terms and conditions of the Plan by filing a subsequent Optional Election Notice for subsequent years. An Optional Election Notice is deemed to be terminated without any further action on the part of a Member effective as of the Optional Election Deadline in a year if such Member has ceased to constitute an Eligible Member during the course of such year. Upon filing an Optional Election Notice, an Eligible Member shall be an Electing Member for all purposes of the Plan until such time as the Eligible Member’s Optional Election has been terminated. For greater certainty, each Eligible Member who fails to deliver an Optional Election Notice or whose Optional Election Notice is terminated shall receive Deferred Share Units in respect of the entirety of such Eligible Member’s Quarterly Equity Compensation Amount.

(c)            An Electing Member who continues to be an Eligible Member may replace their outstanding Optional Election at any time by filing with the Corporate Secretary a new Optional Election Notice containing a different election or opting to terminate the existing Optional Election; provided that the new Optional Election Notice shall only apply to Quarterly Grant Dates following the Optional Election Deadline occurring on or after the new Optional Election Notice was delivered to the Corporation. An Eligible Member who terminates an Optional Election without submitting a valid replacement Optional Election Notice containing a different Optional Election shall receive Deferred Share Units in respect of the entirety of such Eligible Member’s Quarterly Equity Compensation Amount with respect to all Quarterly Grant Dates following the Optional Election Deadline occurring on or after the date that the new Optional Election Notice terminating the Optional Election was delivered to the Corporation. Any change in an Eligible Member’s Optional Election shall not affect Deferred Share Units, Common Shares or cash granted or paid under the Plan prior to the effective time of the Optional Election Notice providing for such change.

(d)            A Member who has filed an Optional Election Notice to terminate an Optional Election with respect to such Member’s Quarterly Optional Election Amount may thereafter, in any subsequent financial year, make an Optional Election with respect to such Member’s Quarterly Optional Election Amount in accordance with Section 3.1(c).

3.2	Cash Retainers

Each Director is given, subject to the conditions stated herein, the right to elect in accordance with Sections 6.1 or 6.3 to be a Member of the Plan for the purpose of receiving Deferred Share Units in lieu of the Cash Retainer otherwise payable to such Member. Deferred Share Units shall be credited to such Member’s Deferred Share Unit Account in respect of Cash Retainer amounts payable for periods following the effective date of such Cash Component Election Notice on each of the Quarterly Grant Dates on or after such effective date, as determined pursuant to Section 6.1 or 6.3, as applicable. In the case of a U.S. Taxpayer, any portion of the Cash Retainer payable in Deferred Share Units pursuant to a Cash Component Election Notice will be denominated in U.S. Dollars. Deferred Share Units granted pursuant to a Cash Component Election Notice are credited in arrears, in respect of the quarter ended just prior to the relevant Quarterly Grant Date.

3.3	Discretionary Grants in Special Circumstances

The Board may determine from time to time, upon the advice of the Committee, that special circumstances exist that would reasonably justify the grant to a Director of an amount of compensation (a “Discretionary Grant”) in addition to any Equity Component Compensation or any Cash Retainer or other fee to which the Director is entitled and any such Discretionary Grant shall be paid exclusively in Deferred Share Units. In the case of a U.S. Taxpayer, any Discretionary Grant will be denominated in U.S. Dollars converted from Canadian Dollars using the Exchange Rate unless otherwise determined by the Board. Upon making such a determination, the Board may make a Discretionary Grant and credit such Deferred Share Units to such Member’s Deferred Share Unit Account as of the effective date of such grant determined by the Board. The effective date of any Discretionary Grant shall not predate the date on which the Board determines to make such grant.

Article 4
deferred share unit administration

4.1	Vesting

Deferred Share Units will be fully vested upon being credited to a Member in accordance with any provision of the Plan. Payment in respect of Deferred Share Units shall be made pursuant to Article 8.

4.2	Deferred Share Unit Account

(a)            An account, to be known as a “Deferred Share Unit Account”, shall be maintained by the Corporation for each Member and will be credited with all grants of Deferred Share Units made to a Member from time to time pursuant to the Plan. The Deferred Share Unit Account of each U.S. Taxpayer will be denominated in U.S. Dollars. The Deferred Share Unit Account of each Non-U.S. Taxpayer will be denominated in Canadian Dollars.

(b)            Deferred Share Units deliverable to a Member will be deposited by or on behalf of the Corporation in such Member’s Deferred Share Unit Account as soon as reasonably practicable following the applicable Pricing Date.

(c)            A Member shall receive an electronic and/or written notification from or on behalf of the Corporation to the email address of the Member on record with the Corporation following each allocation of Deferred Share Units to the Member’s Deferred Share Unit Account providing notice of the number of Deferred Share Units allocated to such Member’s Deferred Share Unit Account.

4.3	Calculation of Number of Deferred Share Units

The number of Deferred Share Units credited to a Member at any particular time with respect to:

(a)	Equity Component Compensation will be calculated on or as soon as reasonably practicable following each Quarterly Grant Date by dividing (x) the Member’s Quarterly Equity Compensation Amount or, for each Electing Member, the applicable portion of such Member’s Quarterly Equity Compensation Amount, by (y) the Market Price on the associated Pricing Date;

(b)	the Cash Retainer will be calculated on or as soon as reasonably practicable following each Quarterly Grant Date for each Member who has filed a valid Cash Component Election Notice which continues in effect as of such time pursuant to the Plan, by dividing (x) one quarter of the amount of the Cash Retainer payable to such Member in respect of such financial year of the Corporation, by (y) the Market Price on the associated Pricing Date; and

(c)	any Discretionary Grant will be calculated on or as soon as reasonably practicable following the effective date of such grant, as determined by the Board, by dividing (x) the amount of the Discretionary Grant, by (y) the Market Price on the associated Pricing Date.

4.4	Dividends

Whenever cash dividends are paid on the Common Shares, additional Deferred Share Units will be credited to the Member’s Deferred Share Unit Account. The number of such additional Deferred Share Units will be calculated by dividing (x) the dividends that would have been paid to such Member if the Deferred Share Units in the Member’s Deferred Share Unit Account on the relevant dividend record date had been Common Shares and, in the case of a Member that is a U.S. Taxpayer, as converted from Canadian Dollars to U.S. Dollars at the Exchange Rate (provided that such dividends are at the relevant time paid exclusively in Canadian Dollars), by (y) the Market Price on the associated Pricing Date. A Deferred Share Unit ceases to accrue dividends as of the date of redemption thereof as determined pursuant to Article 8.

4.5	Adjustments

In the event of any stock dividend, stock split, combination or exchange of Common Shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of the Corporation’s assets to shareholders, or any other changes affecting the Common Shares, such proportionate adjustments to reflect such change or changes as determined by the Board or the Committee shall be made with respect to the number of Deferred Share Units outstanding under the Plan and applied to the Deferred Share Unit Account of each Member.

4.6	No Price Adjustment

For greater certainty, no additional Deferred Share Units will be granted to a Member to compensate for a downward fluctuation in the price of the Common Shares, nor will any other form of benefit be conferred upon, or in respect of, a Member for such purpose.

4.7	Fractional Deferred Share Units

Fractional Deferred Share Units are permitted under the Plan.

4.8	No Shareholder Rights

Deferred Share Units are not Common Shares and will not entitle a Member to any shareholder rights, including, without limitation, voting rights, entitlements in respect of dividends declared or payable on the Common Shares or rights on liquidation or winding-up of the Corporation or any of its subsidiaries.

4.9	Assignment

A Deferred Share Unit is personal to the Member and is non-assignable. No Deferred Share Unit granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of by the Member, whether voluntarily or by operation of law, otherwise than by testate succession or the laws of descent and distribution, and any attempt to do so will cause such Deferred Share Unit to be null and void. During the lifetime of the Member, a Deferred Share Unit shall be redeemable only by the Member and, upon the death of a Member, the individual’s estate or other person to whom the rights shall have passed by testate succession or by the laws of descent and distribution shall receive payment in respect of such Member’s Deferred Share Units in accordance with the provisions of Article 8.

Article 5
OPTIONAL ELECTION ADMINISTRATION

5.1	Effect of Notice

A duly filed Optional Election Notice shall be binding upon the Eligible Member who filed it and upon the Corporation, unless and until such Eligible Member has ceased to be an Eligible Member or has filed a subsequent Optional Election Notice to change or terminate their election and such subsequent Optional Election Notice has become effective in accordance with the Plan.

5.2	Cash Payments

Any cash amount payable to an Electing Member who has made a valid Optional Election to receive cash in respect of such Member’s Quarterly Optional Election Amount shall be paid to the Electing Member on or as soon as reasonably practicable following the relevant Quarterly Grant Date; provided, however, that cash payments with respect to such Quarterly Optional Election Amount shall be made to such Electing Member no later than March 15 of the year following the year in which such amounts would otherwise have resulted in the deposit of Deferred Share Units to such Member’s Deferred Share Unit Account if such Member had not made an election to receive such cash payments. For greater certainty, in the case of a U.S. Taxpayer, all or any portion of the Quarterly Optional Election Amount payable in cash will be denominated in U.S. Dollars converted from Canadian Dollars using the Exchange Rate.

5.3	Vesting

Common Shares deliverable to an Electing Member who has made a valid Optional Election to receive Common Shares in respect of such Member’s Quarterly Optional Election Amount will be fully vested upon delivery to an Electing Member in accordance with any provision of this Plan and will, upon deposit in the Common Share Account of the Electing Member, cease to be subject to the terms and conditions of the Plan. All such Common Shares shall be freely tradeable by the Electing Member subject to any trading restriction or legend imposed by applicable law or pursuant to Section 9.7.

5.4	Calculation of Number of Common Shares

The number of Common Shares credited to an Electing Member who has made a valid Optional Election to receive Common Shares in respect of such Member’s Quarterly Optional Election Amount will be calculated on or as soon as reasonably practicable following each Quarterly Grant Date by dividing (x) such Member’s Quarterly Optional Election Amount by (y) the Market Price on the associated Pricing Date.

5.5	Delivery of Common Shares

(a)            To facilitate the delivery of Common Shares to an Electing Member who has made a valid Optional Election to receive Common Shares in respect of their Quarterly Optional Election Amount, an account will be opened with the Administrator on behalf of and in the name of the Electing Member (the “Common Share Account”).

(b)            Common Shares deliverable to an Electing Member will be deposited by or on behalf of the Corporation in such Electing Member’s Common Share Account as soon as reasonably practicable following the applicable Pricing Date; provided, however, that delivery of Common Shares with respect to an Electing Member’s Quarterly Optional Election Amount shall be made to such Electing Member no later than March 15 of the year following the year in which such amounts would otherwise be credited to such Member’s Deferred Share Unit Account if such Member had not made an election to receive such Common Shares.

(c)            The Electing Member shall receive an electronic and/or written notification from or on behalf of the Corporation to the email address of the Member on record with the Corporation following each allocation of Common Shares to the Electing Member’s Common Share Account providing notice of the number of Common Shares deposited into such Electing Member’s Common Share Account.

(d)            Any Common Shares delivered to Electing Members under the Plan may be evidenced in any manner as may be facilitated or deemed appropriate by the Administrator from time to time, including book-entry registration, direct registration statement or delivery of share certificates.

(e)            All Common Shares deliverable to Electing Members pursuant to the Plan shall be acquired by the Administrator through the facilities of a Stock Exchange. The Corporation shall from time to time provide to the Administrator sufficient funds to allow the Administrator to purchase the Common Shares required to be delivered to Electing Members on the timelines established in the Plan.

5.6	No Fractional Common Shares

Notwithstanding any other provision of the Plan, no fractional Common Shares shall be deliverable pursuant to the Plan and, accordingly, if an Electing Member would otherwise become entitled to a fractional Common Share pursuant to the terms and conditions of the Plan, such Electing Member shall only have the right to receive the next lowest whole number of Common Shares with the balance of any entitlement otherwise allocated to the acquisition of Common Shares pursuant to an Optional Election to be paid in cash to the applicable Electing Member; provided, however, that delivery of such cash in lieu of fractional Common Shares with respect to an Electing Member’s Quarterly Optional Election Amount shall be made to such Electing Member no later than March 15 of the year following the year in which such amounts would otherwise have resulted in the deposit of Deferred Share Units to such Member’s Deferred Share Unit Account if such Member had not made an election to receive such Common Shares. For greater certainty, in the case of a U.S. Taxpayer, all or any portion of the Quarterly Optional Election Amount payable in cash will be denominated in U.S. Dollars converted from Canadian Dollars using the Exchange Rate.

5.7	No Price Adjustment

For greater certainty, no additional Common Shares will be granted to a Member to compensate for a downward fluctuation in the price of the Common Shares, nor will any other form of benefit be conferred upon, or in respect of, a Member for such purpose.

Article 6
CASH COMPONENT ELECTION

6.1	Cash Component Election

(a)            Each Director appointed to the Board for the first time may elect to receive Deferred Share Units in respect of their Cash Retainer pursuant to Section 3.2 by filing a written notice of election in the form of Schedule A hereto (the “Cash Component Election Notice”) with the Corporate Secretary in respect of all Cash Retainer amounts payable for periods following the date on which such Cash Component Election Notice is filed with the Corporation, provided that such Cash Component Election Notice is received by the Corporation on or before the Initial Cash Component Election Deadline. A newly appointed director who does not elect on or before the Initial Cash Component Election Deadline to receive their Cash Retainer in Deferred Share Units can subsequently file a Cash Component Election Notice pursuant to Section 6.3, but will be subject to the limitations on the effective date of such notice contained in such section.

(b)            For greater certainty, a Director may not elect to receive Deferred Share Units in respect of any Cash Retainer: (i) payable during or in respect of a period or event prior to or within 15 days of the date that the Cash Component Election Notice is delivered to the Corporation; (ii) for which the Corporation has already made a cash payment to the Director, notwithstanding that such payment may have been made in respect of a period or event after the date the Cash Component Election Notice is delivered to the Corporation; and (iii) in the case of a Cash Component Election Notice delivered to the Corporation pursuant to Section 6.3, payable prior to the first day of the financial year of the Corporation following such election, provided that such Cash Component Election Notice is filed on or before December 15.

6.2	Effect of Notice

A duly filed Cash Component Election Notice shall be binding upon the Member who filed it and upon the Corporation, unless and until such Member has filed a subsequent Cash Component Election Notice to terminate their election and such subsequent Cash Component Election Notice has become effective in accordance with the Plan.

6.3	Change to Participation

Each Member is entitled to change their election specified in a Cash Component Election Notice filed with the Corporation in respect of the Cash Retainer by filing with the Corporate Secretary a subsequent Cash Component Election Notice; provided that no Member shall be entitled to file more than one Cash Component Election Notice in any financial year of the Corporation unless specifically authorized by resolution of the Board or the Committee. Any Cash Component Election Notice must be received on or before December 15 and the requested change shall be effective from the first day of the financial year of the Corporation following such election with respect to the Cash Retainer payable for financial years of the Corporation following that election. Any change in a Member’s election specified in a Cash Component Election Notice shall not affect Deferred Share Units granted under the Plan prior to the effective time of the Cash Component Election Notice providing for such change.

6.4	Election to Terminate

(a)            Each Member is entitled to terminate the Member’s election to receive Deferred Share Units in respect of Cash Retainers by filing with the Corporate Secretary a Cash Component Election Notice. Such Member’s election, if received on or before December 15, shall be effective from the first financial year of the Corporation following such election with respect to the Cash Retainer payable for the financial years of the Corporation following that election.

(b)            The termination of participation in the Plan with respect to Cash Retainers shall not affect Deferred Share Units granted under the Plan prior to the effective time of such termination, which shall continue to receive the entitlement with respect to notional dividends in accordance with Section 4.4. All Deferred Share Units in a Member’s Deferred Share Unit Account shall be unaffected by termination pursuant to Section 6.4(a) and shall be redeemable only in accordance with Article 8.

(c)            A Member who has filed a Cash Component Election Notice to terminate participation in the Plan with respect to Cash Retainers may thereafter, in any subsequent financial year, make an election to participate in the Plan with respect to Cash Retainers in accordance with Section 6.3.

Article 7
U.S. Taxpayer Extended Settlement Election

7.1	Election

(a)            Each U.S. Taxpayer may make a U.S. Taxpayer Extended Settlement Election by filing a written notice of election in the form of Schedule D (a “U.S. Taxpayer Extended Settlement Election Notice”) with the Corporate Secretary in respect of all Deferred Share Units granted from time to time to such U.S. Taxpayer on or after the effective date of such election; provided that such U.S. Taxpayer Extended Settlement Election Notice is received by the Corporation on or before the Extended Settlement Election Deadline.

(b)            Subject to Section 8.4, a U.S. Taxpayer who has made a valid U.S. Taxpayer Extended Settlement Election will have the Deferred Share Units to which such U.S. Taxpayer Extended Settlement Election is applicable redeemed following such Member’s Termination Date on the schedule set forth in Section 8.3(b) rather than in accordance with Section 8.3(a).

(c)            For U.S. Taxpayers who have delivered a U.S. Taxpayer Extended Settlement Election Notice, any Deferred Share Units which accrue as dividends pursuant to Section 4.4 of the Plan shall have the same settlement schedule as the underlying Deferred Share Units in respect of which such dividend entitlements accrued, as determined pursuant to the Member’s U.S. Taxpayer Extended Settlement Election Notice (or the termination thereof, as applicable).

7.2	Effect of Notice

(a)            Subject to Section 8.4, a duly filed U.S. Taxpayer Extended Settlement Election Notice shall be binding upon the U.S. Taxpayer who filed it and upon the Corporation, unless and until such U.S. Taxpayer has: (a) ceased to be a U.S. Taxpayer and given adequate notice and proof of such fact to the Corporation pursuant to Section 2.4; or (b) filed on or before December 15 in any year, a subsequent U.S. Taxpayer Extended Settlement Election Notice with the Corporate Secretary to terminate such U.S. Taxpayer’s Extended Settlement Election, which termination will be effective as of January 1 of the following financial year of the Corporation. The termination of a U.S. Taxpayer Extended Settlement Election, pursuant to either (a) or (b) above, is effective only with respect to Deferred Share Units granted in years subsequent to the year in which such U.S. Taxpayer Extended Settlement Election is validly terminated and does not alter the application of Section 8.3(b) to Deferred Share Units granted while the U.S. Taxpayer Extended Settlement Election Notice was valid. For greater certainty, a U.S. Taxpayer who has terminated their U.S. Taxpayer Extended Settlement Election Notice is not entitled to submit any further U.S. Taxpayer Extended Settlement Election Notice.

Article 8
Deferred Share Unit REDEMPTION

8.1	Redemption

The value of the Deferred Share Units credited to a Member’s Deferred Share Unit Account shall be redeemed or redeemable by the Member (or, where the Member has died, their estate) following retirement, death, or other event causing the Member to no longer be a Director or an employee of the Corporation or a person related to the Corporation for the purposes of the Tax Act (the “Member’s Termination Date”), in accordance with Section 8.2, Section 8.3 or Section 8.4, as applicable. Upon payment to a Member in respect of all or any portion of such Member’s Deferred Share Units pursuant to Section 8.2, Section 8.3 or Section 8.4, as applicable, the Member’s Deferred Share Unit Account shall be updated to reflect the redemption of all Deferred Share Units in respect of which payment has been made.

8.2	Payment – Non-U.S. Taxpayers

(a)            Subject to Section 8.4, the Deferred Share Units of Non-U.S. Taxpayers shall be redeemed by filing up to four written notices of redemption in the form of Schedule B hereto (the “Non-U.S. Taxpayer Redemption Notice”) with the Corporate Secretary. Each such Non-U.S. Taxpayer Redemption Notice shall specify: (a) up to four redemption dates; and (b) the percentage of Deferred Share Units held by the Member to be redeemed on each such redemption date (which (i) individually, shall be no less than 20% of the Deferred Share Units credited to a Non-U.S. Taxpayer’s Deferred Share Unit Account and (ii) in the aggregate, shall equal 100%, with Deferred Share Units accruing following the Member’s Termination Date payable on the final redemption date); provided that each Non-U.S. Taxpayer shall designate no more than four redemption dates. Each such redemption date shall occur during the period commencing at least five Business Days following the date on which the first Non-U.S. Taxpayer Redemption Notice is filed with the Corporate Secretary by or on behalf of a Non-U.S. Taxpayer and ending not later than December 15 of the first calendar year commencing after such Member’s Termination Date. If no Non-U.S. Taxpayer Redemption Notice (or one or more Non-U.S. Taxpayer Redemption Notices relating to less than 100% of the Deferred Share Units in such Non-U.S. Taxpayer’s Deferred Share Unit Account) has been filed by December 15 of the first calendar year after the Member’s Termination Date, December 15 of the first calendar year after the Member’s Termination Date will be deemed to be the redemption date for all of the Non-U.S. Taxpayer’s remaining Deferred Share Units.

(b)            Subject to Section 8.4, for all Non-U.S. Taxpayers, the value of the Deferred Share Units redeemed by or in respect of a Member shall be paid to the Member (or, where the Member has died, to their estate) in the form of up to four lump sum cash payments, as applicable, in accordance with the Member’s Non-U.S. Taxpayer Redemption Notice(s), less the amounts required to be withheld by applicable law which shall be withheld in accordance with Section 9.5, as soon as practicable after the applicable redemption date, provided that in any event such payment date shall be no later than December 31 of the first calendar year commencing after the Member’s Termination Date. The amount of the cash payment (or payments, as the case may be) to be paid to the Non-U.S. Taxpayer on the redemption date (or redemption dates, as the case may be) shall be determined by multiplying the number of Deferred Share Units to be redeemed on a redemption date by the relevant Market Price on such redemption date and shall be paid in Canadian Dollars.

8.3	Payment – U.S. Taxpayers

(a)            Subject to (i) Section 8.4, (ii) Article 10, and (iii) a U.S. Taxpayer having a valid U.S. Taxpayer Extended Settlement Election in place with respect to such Deferred Share Units, the Deferred Share Units of a U.S. Taxpayer shall be redeemed within 90 days after the date of such U.S. Taxpayer’s “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”). Notwithstanding Section 8.1, the Member’s Termination Date for a U.S. Taxpayer shall be the date of such Member’s Separation from Service.

(b)            Subject to (i) Section 8.4 and (ii) Article 10, to the extent that a U.S. Taxpayer has made a valid U.S. Taxpayer Extended Settlement Election with respect to such Deferred Share Units, the Deferred Share Units of such U.S. Taxpayer will be redeemed on the day and month of the year following the year that includes the U.S. Taxpayer’s Separation from Service specified by the U.S. Taxpayer in their U.S. Taxpayer Extended Settlement Election; provided that such date may not be later than December 15 of the year following the year that includes the U.S. Taxpayer’s Separation from Service.

(c)            Subject to (i) Section 8.4 and (ii) Article 10, the value of the Deferred Share Units redeemed by or in respect of a U.S. Taxpayer shall be paid to the Member (or, where the Member has died, to their estate) on the redemption date in accordance with Section 8.3(a) or Section 8.3(b) (in accordance with the Member’s U.S. Taxpayer Extended Settlement Notice (or termination thereof)), as applicable, less the amounts required to be withheld by applicable law which shall be withheld in accordance with Section 9.5. The amount of the cash payment to be paid to the U.S. Taxpayer on the redemption date shall be determined in U.S. Dollars by multiplying the number of Deferred Share Units to be redeemed on a redemption date by the relevant Market Price on such redemption date and shall be paid in U.S. Dollars. In addition, the amount paid to the U.S. Taxpayer shall for tax purposes also be reported to the U.S. Taxpayer in U.S. Dollars and in Canadian Dollars determined using the applicable Exchange Rate.

8.4	Change of Control

Notwithstanding any other provision of the Plan, upon a Change of Control, the Deferred Share Units of each Member whose Member’s Termination Date occurs within the two years following such Change of Control, shall be redeemed in full and be paid to the Member on a single redemption date within 60 days of such Member’s Termination Date. The amount payable in connection with any redemption of Deferred Share Units which occurs pursuant to this Section 8.4 as a result of a Change of Control shall otherwise be calculated in compliance with, and shall be payable in the currency in which such payment would have to be paid to the Member pursuant to, Section 8.2(b) or 8.3(c), as applicable, mutatis mutandis.

Article 9
ADMINISTRATION

9.1	Unfunded Obligation

Unless otherwise determined by the Board, the Plan shall remain an unfunded obligation of the Corporation and the obligations of the Corporation hereunder shall constitute general, unsecured obligations, payable solely out of the general assets of the Corporation, and no Director or other person shall have any right to any specific assets of the Corporation as a result of participation in the Plan. The Corporation shall not segregate any assets for the purpose of funding its obligations with respect to the Deferred Share Units, cash or Common Shares granted, delivered or paid hereunder and shall not be deemed to be a trustee of any amounts to be distributed or paid pursuant to the Plan. No liability or obligation of the Corporation shall be deemed to be secured by any pledge of, or encumbrance on, any property or assets of the Corporation. To the extent any individual holds rights under the Plan, such rights (unless otherwise determined by the Board in its discretion) shall be no greater than the rights of an unsecured general creditor of the Corporation.

9.2	Committee to Administer Plan

The Plan shall be administered by the Board with the advice of the Committee or such other committee of the Board as the Board may, from time to time, determine to be appropriate in accordance with its terms and subject to applicable laws. Among other things, the Board shall have full and complete authority to: (a) interpret the Plan; (b) establish, amend and rescind any rules and regulations relating to the Plan; (c) subject to the terms of the Plan, delegate to the Administrator, the Committee or any other person, the whole or any part of the administration of the Plan and determine the scope and terms and conditions of such delegation, including the authority to prescribe rules and regulations under the Plan; and (d) make any other determinations that it deems necessary or desirable for the administration of the Plan, including any determination required to comply with Section 409A. The Board may correct any defect or omission, or reconcile any inconsistency in the Plan, in the manner and to the extent the Board deems necessary or desirable. Any decisions of the Board in the interpretation and administration of the Plan, as described herein, shall lie within its discretion and shall be final, conclusive and binding on all Members and all other parties concerned and their beneficiaries, legal representatives and successors, as applicable, as well as the shareholders of the Corporation; provided that any changes, revisions or amendments to the Plan do not violate paragraph 6801(d) of the Regulations under the Tax Act. Without limiting the foregoing (but subject to the requirement that the Plan comply with paragraph 6801(d) of the Regulations under the Tax Act), the Board shall have authority, in its discretion, to:

(a)	promulgate the Director Compensation Policy and make any amendments to the Director Compensation Policy as are determined to be necessary or advisable from time to time;

(b)	determine the individuals (from among the Directors) to whom Deferred Share Units may be granted, subject to Section 3.2;

(c)	determine the Members who at any given time constitute Eligible Members;

(d)	grant Deferred Share Units pursuant to Sections 3.3, in each case in such amounts and, subject to the provisions of the Plan, on such terms and conditions as it determines including:

(i)	the time or times at which such Deferred Share Units may be granted; and

(ii)	the amount of Deferred Share Units that may be allocated;

(e)	determine the nature and extent of any adjustment(s) to be made to Deferred Share Units or Member’s Deferred Share Unit Accounts pursuant to Section 4.5;

(f)	to determine whether a Change of Control has occurred or is imminent;

(g)	prescribe the form of Cash Component Election Notice, Non-U.S. Taxpayer Redemption Notice, Optional Election Notice and U.S. Taxpayer Extended Settlement Notice, and any other documents and instruments necessary or advisable in connection with the administration of the Plan;

(h)	interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan and any Deferred Share Units, cash or Common Shares granted, delivered or paid pursuant to the Plan; and

(i)	make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan and regarding any questions arising with respect to any Deferred Share Unit, cash or Common Share granted, delivered or paid pursuant to the Plan.

9.3	Amendment and Termination

Subject to Section 10.1(c), the Plan may be amended or terminated at any time by the Board, except as to rights already accrued hereunder by the Members. Notwithstanding the foregoing, any amendment or termination of the Plan shall be such that the Plan continuously meets the requirements of paragraph 6801(d) of the Regulations under the Tax Act or any successor provision thereto.

9.4	Costs of Administration

The Corporation will be responsible for all costs relating to the administration of the Plan. For greater certainty, the Corporation shall not be responsible for any fees, expenses or losses incurred by any person in connection with the opening or administration of any Common Share Account or the disposition of any Common Shares acquired pursuant to the Plan.

9.5	Withholding Tax

Notwithstanding any other provision of the Plan, the Corporation shall be entitled to withhold from any amount payable to a Member, whether under the Plan or otherwise, any amount that the Corporation is required to withhold by law on account of taxes or like amounts payable by or on behalf of the Member, including any amount payable as, or as a result of, any Equity Component Consideration, Cash Retainer or Discretionary Grant. Each Member acknowledges through their participation in the Plan that any such tax withholding may reduce the number of Common Shares granted or delivered to such Member or the amount of cash payable to such Member pursuant to the Plan or otherwise, as applicable. Any amount so withheld by the Corporation and remitted to the appropriate taxing or other relevant governmental or regulatory authority shall be treated as a payment by the Corporation to the Member for all purposes of the Plan.

9.6	Voluntary Participation

Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect any Member’s relationship with the Corporation.

9.7	Securities Law Compliance

(a)            No Member shall be entitled to elect to receive (or receive) Common Shares and no Common Shares shall be delivered under the Plan unless: (i) a registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”), has, at the time of delivery, been filed with the U.S. Securities and Exchange Commission and is effective with respect to the Common Shares delivered under the Plan; or (ii) in the absence of an effective registration statement under the Securities Act, Common Shares may be delivered to a Member under the Plan in the sole discretion of the Corporation, if in the opinion of legal counsel to the Corporation: (A) the Common Shares to be delivered under the Plan may be delivered to such Member in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act; and (B) such Member is eligible to receive such Common Shares pursuant to the applicable exemption. A MEMBER IS CAUTIONED THAT DELIVERY OF COMMON SHARES PURSUANT TO THE PLAN MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.

(b)            As a condition to any delivery of Common Shares, the Corporation may require the Member to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law (including any applicable exemption from the registration requirements of the Securities Act) and to make any representation or warranty with respect to such compliance as may be requested by the Corporation. In addition, in the sole discretion of the Corporation, in the event that any Common Shares will be delivered under the Plan to any Member pursuant to an exemption from the registration requirements of the Securities Act, the Corporation shall be entitled to place such legends or similar restrictions on such Common Shares as may be required to identify such Common Shares as “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, if in the opinion of legal counsel to the Corporation such action is required under applicable law to comply with such exemption from registration. From time to time, the Board, the Committee and appropriate officers of the Corporation are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, Stock Exchanges, and other appropriate Persons to permit or facilitate the delivery of Common Shares pursuant to the Plan.

9.8	Compliance with Laws

If any provision of the Plan, or any action taken in furtherance of any provision of the Plan, contravenes applicable law or any order, policy, by-law, rule or regulation of any applicable regulatory authority or Stock Exchange then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith.

9.9	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Corporation and a Member, including the estate of such Member and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Member’s creditors.

9.10	Reorganization

The existence of the Plan and the outstanding obligations under the Plan, including outstanding Deferred Share Units, shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustment, reclassification, recapitalization, reorganization or other change in the Corporation’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation or to create or issue any bonds, debentures, shares or other securities of the Corporation or the rights and conditions attaching thereto or to affect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

9.11	Indemnification

No member of the Committee or the Board shall be liable for any action or determination made in good faith pursuant to the Plan. The Corporation shall indemnify and save harmless each person made, or threatened to be made, a party to any action or proceeding by reason of the fact that such person is or was a member of the Committee or is or was a member of the Board and, as such, is or was required or entitled to take action pursuant to the terms and conditions of the Plan to the fullest extent permitted by applicable law.

Article 10
MISCELLANEOUS

10.1	Special Provisions for U.S. Taxpayers

(a)            Participation in the Plan is intended to comply with Section 409A. Notwithstanding the foregoing, none of the Corporation, the Board, any affiliate of the Corporation, or any officer, director, employee, agent or representative of the foregoing shall be liable to any Member or their estate, heirs or beneficiaries for any taxes relating in any way to a Deferred Share Unit, including, without limitation, as a result of the application of Section 409A to such Deferred Share Unit. Each U.S. Taxpayer is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S. Taxpayer in connection with the Plan or any other plan maintained by the Corporation (including any taxes and penalties under Section 409A), and neither the Corporation nor any affiliate of the Corporation shall have any obligation to indemnify or otherwise hold such U.S. Taxpayer harmless from any or all of such taxes or penalties.

(b)            If the Committee determines that, as a result of Section 409A, payments in respect of any Deferred Share Unit of a U.S. Taxpayer under the Plan may not be made at the time contemplated by the terms of the Plan without causing the Member holding such Deferred Share Unit to be subject to taxation under Section 409A, the Corporation will make such payment on the first day that would not result in the Member incurring any additional tax liability under Section 409A.

(c)            Notwithstanding Section 9.3, any amendment of the Plan shall be such that the Plan continuously meets the requirements of Section 409A with respect to U.S. Taxpayers. For avoidance of doubt, and notwithstanding Section 9.3, if any provision of the Plan contravenes any regulations or U.S. Treasury guidance promulgated under Section 409A or would cause any Deferred Share Unit to be subject to interest and penalties under Section 409A, such provision of the Plan shall be modified with respect to U.S. Taxpayers without the consent of any Member to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A.

(d)            Notwithstanding anything in the Plan to the contrary, if at the time of a Member’s Separation from Service, the Member is a U.S. Taxpayer and is a “specified employee” within the meaning of Section 409A, to the extent any Deferred Share Unit is subject to the requirements of Section 409A and is payable upon the Member’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six months after the Member’s Separation from Service (or if earlier than the end of the six month period, the date of the Member’s death).

(e)            Notwithstanding anything in the Plan to the contrary, and with respect only to U.S. Taxpayers, a Change of Control shall not be considered to have occurred unless the event or events constituting a Change of Control qualify as a “change in the ownership of a corporation”, or a “change in effective control of the corporation”, or a “change in the ownership of a substantial portion of the assets of a corporation”, each within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.

(f)            Notwithstanding anything in the Plan to the contrary, if the Board determines that any Deferred Share Unit or Common Shares granted to a Member who is at the time of the grant, or subsequently becomes, a U.S. Taxpayer must comply with Section 409A and if the redemption of such Deferred Share Unit or grant of Common Shares would occur on or before December 31 of any year, but due to the continuance of a Blackout Period or otherwise, the U.S. Taxpayer would not otherwise receive an amount in respect of such Deferred Share Units pursuant to Section 8.3 or such Common Shares pursuant to Section 5.5 on or before December 31 of such year (the “Outside Date”), the Corporation shall on or before the Outside Date satisfy its obligation in respect of such Deferred Share Units by paying to such U.S. Taxpayer the applicable amounts in respect of such Deferred Share Units, which amount shall be determined using a Market Price fixed by the Board, acting reasonably, or delivering such Common Shares, as applicable.

(g)            Notwithstanding anything in the Plan to the contrary, if a U.S. Taxpayer is a participant in, or has any outstanding entitlement under, any other deferred compensation plan maintained by the Corporation or any of its affiliates, any election permitted to be made by such U.S. Taxpayer upon becoming a Member of this Plan pursuant to Section 3.1, Section 6.1, Section 7.1 or otherwise shall not be available to such U.S. Taxpayer in respect of the year in which such U.S. Taxpayer commences service as a Director and becomes a Member, and shall be available only as of January 1 of the year following the year in which such U.S. Taxpayer commences service as a Director and becomes a Member, and only to the extent that such election is delivered by such Member on or before December 15 of the year in which such U.S. Taxpayer commences service as a Director and becomes a Member, unless a later election effective date is permitted pursuant to the Plan.

Schedule A

director Equity plan of fortis inc. (the “plan”)
CASH COMPONENT ELECTION NOTICE

Please complete one of Section 1 (Cash Component Election Notice) or Section 2 (Election to Terminate), and return a signed and dated copy of this Schedule A to the Corporate Secretary of Fortis Inc. (the “Corporation”). Capitalized terms used but not otherwise defined in this Cash Component Election Notice have the respective meanings ascribed to those terms in the Plan, and grammatical variations of such terms have the corresponding meanings.

1.	CASH COMPONENT ELECTION NOTICE

From and after the effective date of this Cash Component Election Notice, I hereby elect to participate in the Plan in order to receive Deferred Share Units in lieu of the cash amount otherwise payable to me in respect of all of my Cash Retainer, which includes the annual Director retainer payable to me by the Corporation and any retainer payable to me for acting as the chair of the Board or of one or more committees of the Board, but excludes all other fees payable to me by the Corporation (including, without limitation, any Equity Component Compensation paid pursuant to Section 3.1 of the Plan or Discretionary Grants of Deferred Share Units pursuant to Section 3.3 of the Plan) (please place a checkmark in the box below and sign and date the last page of this form):

☐            Receive Cash Retainer in Deferred Share Units

2.	ELECTION TO TERMINATE

I hereby elect to terminate my election to receive Deferred Share Units in lieu of the cash amount otherwise payable to me in respect of my Cash Retainer commencing with the financial year of the Corporation following the date hereof and request that I cease to be paid my Cash Retainer in Deferred Share Units as of the first day of the immediately following financial year of the Corporation, in accordance with the terms of the Plan (please place a checkmark in the box below and sign and date the last page of this form):

☐            Terminate Receipt of Deferred Share Units in Lieu of Cash Retainer

3.	ACKNOWLEDGEMENTS

I hereby confirm that:

(a)	I have received and reviewed a copy of the terms of the Plan and agreed to be bound by such terms.

(b)	I understand that I will not be able to cause the Corporation to redeem Deferred Share Units granted under the Plan until I am no longer any of a Director or an employee of the Corporation or a person related to the Corporation for the purposes of the Tax Act or have undergone a Separation of Service pursuant to Section 409A of the Code, in accordance with the terms of the Plan.

(c)	I recognize that when Deferred Share Units credited pursuant to an election made under this Schedule A are redeemed in accordance with the terms and conditions of the Plan after my Member’s Termination Date has occurred, income tax and other withholdings will arise at such time that will be my obligations (and not the Corporation’s, except as required by law). Upon redemption of my Deferred Share Units, the Corporation will make all appropriate withholdings required by law at such time on the terms and conditions described in the Plan. Any amount so withheld by the Corporation and remitted to the appropriate taxing or other relevant governmental or regulatory authority shall be treated as a payment by the Corporation to me for all purposes of the Plan.

(d)	The value of Deferred Share Units are based on the value of the Common Shares of the Corporation and are therefore not guaranteed. The Corporation has no liability for any decrease in the value of the Common Shares or Deferred Share Units.

(e)	No funds will be set aside to guarantee the payment in respect of Deferred Share Units. Future payment in respect of Deferred Share Units will remain an unfunded liability recorded on the books of the Corporation.

(f)	My participation in the Plan is entirely voluntary.

(g)	As described in greater detail in the Plan, I am not permitted to assign, pledge, charge or otherwise encumber the Deferred Share Units granted to me under the Plan.

(h)	Notwithstanding the date of execution of a Cash Component Election Notice delivered on or prior to the Initial Cash Component Election Deadline, such Cash Component Election Notice shall be effective: (A) at 12:01 a.m. local time (in the jurisdiction in which I am ordinarily resident) on the first day on which I provide services to the Corporation in respect of which compensation is payable to me by the Corporation for purposes of the Plan, which in the case of the Directors serving on the Effective Date, is January 1, 2024; or (B) in the case of a Director subject to Section 10.1(g) of the Plan, at 12:01 a.m. local time (in the jurisdiction in which I am ordinarily resident) on January 1 in the year following the year in which I become a Member.

(i)	Unless I am a new Director and file this Cash Component Election Notice with the Corporate Secretary by the Initial Cash Component Election Deadline pursuant to Section 6.1(a) of the Plan, this election is required to be filed with the Corporate Secretary on or before December 15 in order to be effective as of 12:01 a.m. local time (in the jurisdiction in which I am ordinarily resident) on January 1 of the immediately following financial year of the Corporation. A Cash Component Election Notice cannot be filed with retroactive effect.

(j)	While I am entitled to terminate my Cash Component Election Notice, any such termination will take effect only as of 12:01 a.m. local time (in the jurisdiction in which I am ordinarily resident) on January 1 of the immediately following financial year of the Corporation; provided that it is filed on or before December 15 of the current financial year. I am not entitled to file more than one Cash Component Election Notice during any financial year of the Corporation.

The foregoing is only a brief outline of certain key provisions of the Plan. For more complete information, reference should be made to the Plan in its entirety.

Date _________________, 20_____.	(Signature of Director)

(Name of Director)

Schedule B

DIRECTOR equity PLAN OF FORTIS INC. (THE “PLAN”)
NON-U.S. TAXPAYER REDEMPTION NOTICE

Each Non-U.S. Taxpayer should complete this notice in accordance with the instructions provided herein following their Member’s Termination Date and return a signed and dated copy of this Schedule B to the Corporate Secretary of Fortis Inc. (the “Corporation”). Capitalized terms used but not otherwise defined in this Non-U.S. Taxpayer Election Notice have the respective meanings ascribed to those terms in the Plan, and grammatical variations of such terms have the corresponding meanings.

I hereby advise the Corporation that I wish to redeem Deferred Share Units credited to my account under the Plan on the following redemption date or dates, which in each case shall be at least five Business Days following the date on which my first Non-U.S. Taxpayer Redemption Notice is filed with the Corporation (the “First Redemption Date”) but no later than December 15 of the first calendar year commencing after the year in which I/the Member ceased to be any of a director or an employee of the Corporation or a person related to the Corporation for the purposes of the Tax Act (the “Final Redemption Date”).

I acknowledge that : (a) I am a Non-U.S. Taxpayer for purposes of the Plan; (b) my Member’s Termination Date occurred on _____________, 20___; (c) my Member’s Termination Date has not occurred in connection with or as a result of a Change of Control of the Corporation; and (d) I am therefore entitled pursuant to the Plan to elect a total of up to four redemption dates in the aggregate on which I will receive full or part payment in respect of the Deferred Share Units in my Deferred Share Unit Account in accordance with the Plan. I may file up to four Non-U.S. Taxpayer Redemption Notices specifying redemption dates or may specify up to four redemption dates in my first Non-U.S. Taxpayer Redemption Notice, which redemption dates shall be no earlier than the First Redemption Date and no later than the Final Redemption Date.

On each Redemption Date at least 20% of my Deferred Share Units must be redeemed and the aggregate redemption for all four of the redemption dates selected by me must total 100% of the Deferred Share Units in my Deferred Share Unit Account on my Member’s Termination Date. If I do not file a Non-U.S. Taxpayer Redemption Notice in respect of 100% of the Deferred Share Units in my Deferred Share Unit Account, the balance of my Deferred Share Units will be redeemed and paid on the Final Redemption Date.

I recognize that when Deferred Share Units are redeemed in accordance with the terms and conditions of the Plan, income tax and other withholdings will arise at such time that will be my obligations (and not the Corporation’s, except as required by law). Upon redemption of my Deferred Share Units, the Corporation will make all appropriate withholdings required by law at such time on the terms and conditions described in the Plan. Any amount so withheld by the Corporation and remitted to the appropriate taxing or other relevant governmental or regulatory authority shall be treated as a payment by the Corporation to me for all purposes of the Plan.

Deferred Share Units which accrue as dividends on my Deferred Share Units following my Member’s Termination Date will be paid on the final redemption date selected by me pursuant to any Non-U.S. Taxpayer Redemption Notice.

Amount of Deferred Share Units (expressed as a percentage, individually not less than 20%)	Redemption Date(s)
1.
2.
3.
4.

Date _________________, 20_____.	(Signature of Director)

(Name of Director)

Schedule C

DIRECTOR equity PLAN OF FORTIS INC. (THE “PLAN”)
OPTIONAL ELECTION NOTICE

Each Eligible Member may complete this notice in accordance with the instructions provided herein by completing one of Section 1 (Optional Election) or Section 2 (Election to Terminate), and return a signed and dated copy of this Schedule C to the Corporate Secretary of Fortis Inc. (the “Corporation”). Capitalized terms used but not otherwise defined in this Optional Election Notice have the respective meanings ascribed to those terms in the Plan, and grammatical variations of such terms have the corresponding meanings.

1.	OPTIONAL ELECTION

From and after the Quarterly Grant Date following the next occurring Optional Election Deadline, I hereby elect to receive the Quarterly Optional Election Amount otherwise payable to me in Deferred Share Units in (please place a checkmark in the box reflecting the Optional Election of the Electing Director below and sign and date the last page of this form – this section can also be used to change any outstanding Optional Election to receive cash or Common Shares):

☐	Receive Quarterly Optional Election Amount in Cash	- or-	☐	Receive Quarterly Optional Election Amount in Common Shares

2.	ELECTION TO TERMINATE

I hereby elect to terminate my election to receive my Quarterly Optional Election Amount in cash or Common Shares effective as of the first Quarterly Grant Date following the next Optional Election Deadline with the result that I will receive Deferred Share Units in respect of my Quarterly Optional Election Amount on or after the applicable Quarterly Grant Date (please place a checkmark in the box below and sign and date the last page of this form):

☐            Terminate outstanding Optional Election

3.	ACKNOWLEDGEMENTS

I hereby confirm that:

(a)	I have received and reviewed a copy of the terms of the Plan and agreed to be bound by such terms.

(b)	I am an Eligible Member.

(c)	I understand that I will not be able to cause the Corporation to redeem Deferred Share Units granted under the Plan until I am no longer any of a Director or an employee of the Corporation or a person related to the Corporation for the purposes of the Tax Act or have undergone a Separation from Service pursuant to Section 409A of the Code, in accordance with the terms of the Plan.

(d)	I recognize that when cash or Common Shares are paid or delivered to me pursuant to an election made under this Schedule C in accordance with the terms and conditions of the Plan, income tax and other withholdings will arise at such time that will be my obligations (and not the Corporation’s, except as required by law). Upon payment or delivery of cash or Common Shares pursuant to this Optional Election Notice, as applicable, the Corporation will make all appropriate withholdings required by law at such time on the terms and conditions described in the Plan. Any such tax withholding may reduce the number of Common Shares granted or delivered to such Member or the amount of cash payable to such Member pursuant to the Plan or otherwise, as applicable. Any amount so withheld by the Corporation and remitted to the appropriate taxing or other relevant governmental or regulatory authority shall be treated as a payment by the Corporation to me for all purposes of the Plan.

(e)	The Corporation has no liability for any decrease in the value of the Common Shares.

(f)	No funds will be set aside to guarantee the payment of obligations owing to me in respect of this Optional Election. Future payment of cash or Common Shares in respect of my Quarterly Optional Election Amount will remain an unfunded liability recorded on the books of the Corporation.

(g)	My participation in the Plan is entirely voluntary.

(h)	While I am entitled at any time that I am an Eligible Member to make an Optional Election or to amend or terminate my Optional Election by submitting a new Optional Election Notice, any such Optional Election or amendment or termination thereof will take effect only as of 12:01 a.m. local time (in the jurisdiction in which I am ordinarily resident) on the Quarterly Grant Date following the next occurring Optional Election Deadline. For greater certainty, an Optional Election Notice delivered on an Optional Election Deadline will be effective on the next Quarterly Grant Date. An Optional Election Notice cannot be filed with retroactive effect.

The foregoing is only a brief outline of certain key provisions of the Plan. For more complete information, reference should be made to the Plan in its entirety.

Date _________________, 20_____.	(Signature of Director)

(Name of Director)

Schedule D

DIRECTOR EQUITY PLAN OF FORTIS INC. (THE “PLAN”)
U.S. TAXPAYER EXTENDED SETTLEMENT ELECTION NOTICE

Each U.S. Taxpayer may complete this notice in accordance with the instructions provided herein by completing one of Section 1 (U.S. Taxpayer Extended Settlement Election Notice) or Section 2 (Election to Terminate), and return a signed and dated copy of this Schedule D to the Corporate Secretary of Fortis Inc. (the “Corporation”). Capitalized terms used but not otherwise defined in this U.S. Taxpayer Extended Settlement Election Notice have the respective meanings ascribed to those terms in the Plan, and grammatical variations of such terms have the corresponding meanings.

1.	U.S. TAXPAYER EXTENDED SETTLEMENT ELECTION NOTICE

From and after the date hereof, I hereby elect to participate in the Plan such that upon redemption of my Deferred Share Units to which this U.S. Taxpayer Extended Settlement Election Notice is applicable following a Separation from Service, I will be paid on [month] [day]1 of the year following the year that includes my Separation from Service, in accordance with Section 8.3(b) of the Plan, rather than in a single instalment within 90 days of my Separation from Service pursuant to Section 8.3(a) of the Plan, unless redemption of my Deferred Share Units occurs in connection with or as a result of a Change of Control of the Corporation (please place a checkmark in the box below and sign and date the last page of this form):

☐         Redeem Deferred Share Units pursuant to U.S. Taxpayer Extended Settlement Election

2.	ELECTION TO TERMINATE

I hereby elect to terminate my U.S. Taxpayer Extended Settlement Election with respect to all Deferred Share Units granted in years subsequent to the year in which I deliver this election to terminate such U.S. Taxpayer Extended Settlement Election and will instead receive payment upon redemption of such Deferred Share Units in a single instalment within 90 days of my Separation from Service pursuant to Section 8.3(a) of the Plan, unless redemption of my Deferred Share Units occurs in connection with or as a result of a Change of Control of the Corporation (please place a checkmark in the box below and sign and date the last page of this form):

☐            Terminate U.S. Taxpayer Extended Settlement Election

1             Day and month of the year following the year that includes the Separation from Service on which payment will occur should be inserted by U.S. Taxpayer completing this election form. This date can be no later than December 15 of the year following the year that includes the U.S. Taxpayer’s Separation from Service.

3.	ACKNOWLEDGEMENTS

I hereby confirm that:

(a)	I have received and reviewed a copy of the terms of the Plan and agreed to be bound by such terms.

(b)	I understand that I will not be able to cause the Corporation to redeem Deferred Share Units granted under the Plan until I am no longer any of a Director or an employee of the Corporation and have experienced a Separation of Service in accordance with Section 409A of the Code.

(c)	I recognize that when Deferred Share Units are redeemed in accordance with the terms and conditions of the Plan after my Separation from Service has occurred, income tax and other withholdings will arise at such time that will be my obligations (and not the Corporation’s, except as required by law). Upon redemption of my Deferred Share Units, the Corporation will make all appropriate withholdings required by law at such time on the terms and conditions described in the Plan. Any amount so withheld by the Corporation and remitted to the appropriate taxing or other relevant governmental or regulatory authority shall be treated as a payment by the Corporation to me for all purposes of the Plan.

(d)	The value of Deferred Share Units are based on the value of the Common Shares of the Corporation and are therefore not guaranteed. The Corporation has no liability for any decrease in the value of the Common Shares or Deferred Share Units.

(e)	No funds will be set aside to guarantee the payment in respect of Deferred Share Units. Future payment in respect of Deferred Share Units will remain an unfunded liability recorded on the books of the Corporation.

(f)	As described in greater detail in the Plan, I am not permitted to assign, pledge, charge or otherwise encumber the Deferred Share Units granted to me under the Plan.

(g)	My participation in the Plan is entirely voluntary.

(h)	Should I cease to be a U.S. Taxpayer, I will provide notice of my change of status to the Corporate Secretary of the Corporation in accordance with Section 2.4 of the Plan and this U.S. Taxpayer Extended Settlement Election Notice shall automatically be deemed to be terminated without any further action on my part.

(i)	My initial U.S. Taxpayer Extended Settlement Election Notice must be filed with the Corporate Secretary (x) prior to the first day on which I provide services to the Corporation in respect of which compensation is payable to me by the Corporation for purposes of the Plan, which in the case of the Directors serving on the Effective Date, means the day prior to the Effective Date, or (y) in the case of a Director subject to Section 10.1(g) of the Plan, on or before December 15 of the year in which I become a Member. A U.S. Taxpayer Extended Settlement Election Notice cannot be filed with retroactive effect.

(j)	Notwithstanding the date of execution of my U.S. Taxpayer Extended Settlement Election Notice and delivery thereof on or before the applicable deadline, my U.S. Taxpayer Extended Settlement Election Notice shall be effective:

(i)	in the case of an initial U.S. Taxpayer Extended Settlement Election Notice: (A) at 12:01 a.m. local time (in the jurisdiction in which I am ordinarily resident) (x) on the first day on which I provide services to the Corporation in respect of which compensation is payable to me by the Corporation for purposes of the Plan, which in the case of the Directors serving on the Effective Date, is January 1, 2024; or (B) in the case of a Director subject to Section 10.1(g) of the Plan, at 12:01 a.m. local time (in the jurisdiction in which I am ordinarily resident) on January 1 in the year following the year in which I become a Member; and

(ii)	in the case of a terminated U.S. Taxpayer Extended Settlement Election Notice, at 12:01 a.m. local time (in the jurisdiction in which I am ordinarily resident) on January 1 in the year following the year in which I deliver a U.S. Taxpayer Extended Settlement Election Notice terminating my prior U.S. Taxpayer Extended Settlement Election Notice; provided that such termination notice is delivered on or before December 15.

(k)	While I am entitled to terminate my U.S. Taxpayer Extended Settlement Election at any time prior to the date of my Separation from Service, any such termination shall be effective only with respect to Deferred Share Units granted in years subsequent to the year in which I validly terminate such U.S. Taxpayer Extended Settlement Election and I shall not thereafter be entitled to make a U.S. Taxpayer Extended Settlement Election or deliver a further U.S. Taxpayer Extended Settlement Election Notice.

(l)	Any Deferred Share Units which accrue as dividends pursuant to Section 4.4 of the Plan shall have the same settlement schedule as the underlying Deferred Share Units in respect of which such dividend entitlements accrued as determined pursuant to my U.S. Taxpayer Extended Settlement Election Notice (or the termination thereof, as applicable).

The foregoing is only a brief outline of certain key provisions of the Plan. For more complete information, reference should be made to the Plan in its entirety.

Date _________________, 20_____.	(Signature of Director)

(Name of Director)